Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-80716, 333-109476 and 333-113074 on Form S-4, Registration Statement Nos. 333-106524, 333-39882, 333-74046, 333-92293 and 333-113074 on Form S-8 and Registration Statement Nos. 333-39004, 33-90954 and 333-136052 on Form S-3, as amended, of our report dated July 30, 2008, relating to the consolidated financial statements and financial statement schedule of Centennial Communications Corp. and subsidiaries (which expresses an unqualified opinion and includes an explanatory paragraph referring to the adoption of the provisions of Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment”, effective June 1, 2006), and the effectiveness of Centennial Communications Corp. and subsidiaries’ internal control over financial reporting appearing in this Annual Report on Form 10-K of Centennial Communications Corp. and subsidiaries for the year ended May 31, 2008.

/s/  DELOITTE & TOUCHE LLP

New York, New York
July 30, 2008